Exhibit 10.7
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
FOR CHRISTOPHER M. CASHMAN
This AMENDMENT (the “Amendment”) to that certain Employment Agreement dated December 19, 2005 by and between Sanuwave, Inc. and Christopher M. Cashman (the “Employment Agreement”) is made by and between SANUWAVE, Inc., a Delaware corporation (the “Company”), and Christopher M. Cashman (the “Executive”).
WHEREAS, the parties entered into the Employment Agreement and now wish to amend the Employment Agreement as described in this Amendment;
WHEREAS, if the Company does not engage in a share exchange or reverse merger with a public shell company on or before October 31, 2009, certain revisions detailed in this Amendment shall be cancelled in their entirety and shall have no force or effect;
NOW THEREFORE, the parties hereby agree to amend the Employment Agreement as follows, effective as of the date this Amendment is executed by the parties (the “Effective Date”). Notwithstanding the foregoing, Items 3-12 of this Amendment (representing revisions to Sections 3, 4, 5c, 5e, 5f, 6b, 8b(iii), 8c and 13 of the Employment Agreement) shall be cancelled in their entirety and shall have no force or effect if the Company does not engage in a share exchange or reverse merger with a public shell company on or before October 31, 2009.
1. Section 2.a. is hereby amended by adding the following phrase to the end of the first sentence in this paragraph:
“and President”
2. Section 2.b. is hereby amended by deleting said paragraph in its entirety and substituting the following in lieu thereof:
“During the Employment Term, Executive will devote substantially all of Executive’s business time and attention to the performance of Executive’s duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that Executive shall be permitted to serve as a member of the board of directors or trustees of any organization so long as his service to any organization, or to any other business venture, in each case, and in the aggregate, shall not conflict or interfere with the performance of Executive’s duties hereunder or conflict with Section 9 of this Agreement.”

3. Section 3. Base Salary. is hereby amended by deleting said paragraph in its entirety and substituting the following in lieu thereof:
“3. Base Salary. During the Employment Term, the Company shall pay Executive a base salary at the annual rate of $275,000, payable in regular installments in accordance with the Company’s usual payment practices but not less often than monthly, provided however that, effective January 1, 2010, the Company shall pay Executive a base salary at the annual rate of $350,000, and effective January 1, 2011, the Company shall pay Executive a base salary at the annual rate of not less than $385,000. Executive shall be entitled to a performance and compensation review not less often than annually and shall be entitled to such increases in Executive’s base salary as may be determined from time to time in the sole discretion of the Board, provided that such increase shall be at least one hundred and five percent (105%) of the previous annual base salary. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”
4. Section 4. Annual Bonus. is hereby amended by deleting said paragraph in its entirety and substituting the following in lieu thereof:
“4. Annual Bonus. With respect to each full fiscal year during the Employment Term, Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”) of not less than fifty-percent (50%) and not to exceed two hundred percent (200%) of Executive’s Base Salary (the “Target”) based upon the achievement of certain performance goals established by the Board and generally consistent with the Company’s budget and performance goals established for other management employees. The Annual Bonus shall be paid to Executive within two and one-half (2 1/2) months after the end of the applicable fiscal year, provided however, for the payment due in the fiscal year ending in 2010, if timely payment is administratively impractical or would jeopardize the Company’s ability to continue as a going concern, the payment may be delayed and/or paid in installments, and shall be paid as soon as administratively practicable or when such payment would not jeopardize the Company’s status as a going concern, in compliance with the provisions of Section 409A of the Code.”
5. Section 5.a. Options. is amended by adding the following sentence to the end thereto:
“On an annual basis, the Company, in its discretion, may issue additional Options, Restricted Stock or other equity arrangements to or for the benefit of Executive.”

6. Section 5.c. Supplemental Options. is amended by deleting said section in its entirety and substituting the following in lieu thereof:
“c. Supplemental Options. In addition to the foregoing, simultaneously with the execution of this Agreement, Executive shall be granted three (3) options, which will be in addition to the Option described in Section 5.a above (the “Supplemental Options”). Two Supplemental Options will provide Executive with the right to acquire 4,065 Shares, which is intended to equal one percent (1%) each of the Company on a fully diluted basis (the Supplemental Options described in this sentence will hereinafter be referred to as “Supplemental Option 1” and “Supplemental Option 2”). The third Supplemental Option will provide Executive with the right to acquire 6,098 Shares, which is intended to equal one and one-half percent (1.5%) of the Company on a fully diluted basis (the Supplemental Option described in this sentence will hereinafter be referred to as “Supplemental Option 3”).
(i) Supplemental Option 1 will have an exercise price of $100 per Share and will vest and become exercisable as to 100 percent (100%) of the total number of Shares subject to Supplemental Option 1 on the earlier of (i) December 19, 2011, and (ii) the date that the Company or its shareholders (A) enters into a transaction with any person or entity (including an issuance of options or the sale of equity interests in or assets of the Company) that establishes a value for the Company on a per share basis equal to at least $300 per Share or (B) receives a valuation from the Company’s usual financial advisor, or from another financial firm retained by the Company for the purpose of obtaining such valuation, that establishes a value for the Company on a per share basis equal to at least $300 per Share. Notwithstanding the above, if the Common Stock of the Company is or becomes listed on a national security exchange, Supplemental Option 1 will vest and become exercisable as to 100 percent (100%) of the total number of Shares subject to Supplemental Option 1 if the future closing price is equal to or exceeds 3.0 times the closing price of the Company’s Common Stock as of the first date that such Common Stock is listed and traded on that exchange. Exercise price for the Supplemental Option 1 will be the closing price of the Company’s Common Stock as of the first date that such Common Stock is listed and traded on that exchange.
(ii) Supplemental Option 2 will have an exercise price of $100 per Share. Supplemental Option 2 will vest and become exercisable as to 100 percent (100%) of the total number of Shares subject to Supplemental Option 2 on the earlier of (i) December 19, 2011, and (ii) the date that the Company or its shareholders (A) enters into a transaction with any person or entity (including an issuance of options or the sale of equity interests in or assets of the Company) that establishes a value for the Company on a per share basis equal to at least $600 per Share or (B) receives a valuation from the Company’s usual financial advisor, or from another financial firm retained by the Company for the purpose of obtaining such valuation, that establishes a value for the Company on a per share basis equal to at least $600 per Share. Notwithstanding the above, if the Common Stock of the Company is or becomes listed on a national security exchange, Supplemental Option 2 will vest and become exercisable as to 100 percent (100%) of the total number of Shares subject to Supplemental Option 2 if the future closing price is equal to or exceeds 6.0 times the closing price of the Company’s Common Stock as of the first date that such Common Stock is listed and traded on that exchange. Exercise price for the Supplemental Option 2 will be the closing price of the Company’s Common Stock as of the first date that such Common Stock is listed and traded on that exchange.

(iii) Supplemental Option 3 will have an exercise price of $100 per Share. Supplemental Option 3 will vest and become exercisable as to 100 percent (100%) of the total number of Shares subject to Supplemental Option 3 on the earlier of (i) December 19, 2011, and (ii) the date that the Company or its shareholders (A) enters into a transaction with any person or entity (including an issuance of options or the sale of equity interests in or assets of the Company) that establishes a value for the Company on a per share basis equal to at least $900 per Share or (B) receives a valuation from the Company’s usual financial advisor, or from another financial firm retained by the Company for the purpose of obtaining such valuation, that establishes a value for the Company on a per share basis equal to at least $900 per Share. Notwithstanding the above, if the Common Stock of the Company is or becomes listed on a national security exchange, Supplemental Option 3 will vest and become exercisable as to 100 percent (100%) of the total number of Shares subject to Supplemental Option 3 if the future closing price is equal to or exceeds 9.0 times the closing price of the Company’s Common Stock as of the first date that such Common Stock is listed and traded on that exchange. Exercise price for the Supplemental Option 3 will be the closing price of the Company’s Common Stock as of the first date that such Common Stock is listed and traded on that exchange.
For the avoidance of doubt, Executive shall not have the right to require the Company to obtain a valuation of the Company to determine whether any of the Supplemental Options would vest as provided above. In the event of any change in the outstanding shares of common stock of the Company after the date hereof by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares or other corporate exchange, any distribution to stockholders, or any transaction similar to the foregoing, the Board shall make an equitable adjustment to the specified per Share values related to the vesting criteria described in this paragraph 5.c.”
7. A new Section 5.e. Restricted Stock. is added to the end of Section 5 to read as follows:
“e. Restricted Stock. In addition to the foregoing, simultaneously with the execution of the First Amendment to the Employment Agreement, Executive shall be granted annually Shares of Restricted Stock which number is equal to two and one-half (2 1/2) times his Base Salary in effect on the Effective Date. Such Shares of Restricted Stock shall be subject to the Restricted Stock Agreement and Award pursuant to which the grant is made. The Shares of Restricted Stock shall vest as to twenty-five percent (25%) of the total number of Shares of Restricted Stock on each twelve (12) month anniversary of the date of the grant; provided that the vesting of the Shares of Restricted Stock may be accelerated upon the achievement of certain performance goals established by the Board (or the compensation committee of the Board).”

8. A new Section 5.f. Reverse Merger or Share Exchange. is added to the end of Section 5 to read as follows:
“f. Reverse Merger or Share Exchange. Upon the effectiveness of the reverse merger or share exchange contemplated in this Amendment, each outstanding option or right of Common Stock of the Company, whether or not then exercisable, shall be converted into an option or right, as applicable, to purchase 34.233 shares of the reverse merger target company’s common stock (“RTO Company Common Stock”) on the same terms as in effect immediately prior to the reverse merger and at a price which shall be adjusted proportionately (i.e. an option to purchase 1 share of SANUWAVE Common Stock for $100 would be adjusted proportionately to an option to purchase 34.233 shares of RTO Company Common Stock for [$2.92 ($100/34.233)] per share). ”
9. Section 6.b. Life Insurance. is hereby amended by adding the following text to the end thereof:
“Notwithstanding the above, as of the first day of the next policy year beginning on or after the Effective Date of this Amendment, the face value of the life insurance policy or policies issued under this Section 6.b. shall be equal to $1,500,000.”
10. Section 8 b.(iii) is amended by adding the following text to the end thereof:
“Effective as of the first anniversary of the effective date of a share exchange or reverse merger with a public shell occurring on or before October 31, 2009, if Executive’s employment is terminated by the Company without Cause or if Executive resigns for Good Reason, Executive shall be entitled to receive: (A) the Accrued Rights; (B) subject to Executive’s continued compliance with the provisions of Section 10, and subject to Executive’s execution of an effective release of claims in a form reasonably acceptable to the Company, a payment equal to (x) two hundred percent (200%) of the Base Salary then in effect plus (y) the sum of the cash bonuses paid during the previous two (2) fiscal years (but in no case less than fifty percent (50%) of the value of (x)); (C) full vesting of all outstanding stock options, including unvested Options and Supplemental Options, and Shares of Restricted Stock, provided that such stock options shall be exercisable until the end of the earlier of (x) the end of the option term specified in the option agreement or (y) the second anniversary of the date of the Executive’s termination of employment under this Section 8.b.; and (E) a lump sum payment equal to (x) twenty-four (24) months of the monthly premium cost of providing continuation coverage for Executive and his qualified beneficiaries under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), provided that the premium cost of COBRA shall be calculated as of the date of Executive’s termination of employment, plus (y) an amount to compensate Executive for applicable U.S., State or local income taxes due by Executive for such COBRA payment.”

11. Section 8.c. is amended by adding the following text to the end thereof:
“Effective as of the first anniversary of the effective date of a share exchange or reverse merger with a public shell occurring on or before October 31, 2009, Executive shall be entitled to receive the benefits under Section 8.b. above, if a Change of Control of the Company (as defined below) occurs, subject to Executive’s continued compliance with the provisions of Section 10, and subject to Executive’s execution of an effective release of claims in a form reasonably acceptable to the Company.
For purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events: (1) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”) (other than Prides Capital Partners, LLC and its affiliates, Nightwatch Capital LLC and its affiliates, or any group controlled by any of the foregoing persons), that will continue the business of the Company in the future; (2) a merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (A) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (B) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation; or (3) any person or group (other than Prides Capital Partners, LLC and its affiliates, Nightwatch Capital LLC and its affiliates, or any group controlled by any of the foregoing persons) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) and the representatives of Prides Capital Partners, LLC and its affiliates, Nightwatch Capital LLC and its affiliates, or any group in which any of the foregoing persons is a member, individually or in the aggregate, cease to have the ability to elect a majority of the Board (for the purposes of this clause (3), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group).”

12. The following new Section 13. Gross-Up Provisions. is hereby added to the end of the Employment Agreement:
“13. Gross-Up Provisions. Notwithstanding anything in this Agreement to the contrary, in the event that any payment made to Executive by or for the Company under this Agreement, or under any other plan or compensation program maintained by the Company, is subject to the excise tax imposed by Code §4999 (the “Excise Tax”) (any such payment, or part thereof, subject to Excise Tax being a “Parachute Payment”), then the Company shall pay Executive an additional amount (the “Gross-Up”) to compensate Executive for the economic cost of (i) the Excise Tax on the Parachute Payment, (ii) the U.S., state and local income tax (as applicable) on the Gross-Up, and (iii) the Excise Tax on the Gross-Up. The calculation shall insure that Executive, after receipt of the Parachute Payment and the Gross-Up and the payment of taxes thereon, will be in approximately the same economic position after all taxes as if the Parachute Payment had been subject only to income tax at the marginal rate. For purposes of determining the amount of the Gross-Up, Executive shall be deemed to pay U.S., state and local income taxes at the highest marginal rate of taxation in the calendar year in which the Parachute Payment is to be made. State and local taxes shall be determined based upon the state and locality of Executive’s domicile on the date of Executive’s termination of employment with the Company. The determination of whether such Excise Tax is payable and the amount thereof shall be based upon the opinion of tax counsel selected by the Company and acceptable to Executive. If such opinion is not accepted by the Internal Revenue Service upon audit, then appropriate adjustments shall be computed (without interest but with Gross-Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined.”
IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the  _____  day of                     , 2009.

SANUWAVE, Inc.		EXECUTIVE

By:

	Name:	Christopher M. Cashman

Title: